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                                                                     EXHIBIT 3.1

                                     [LOGO]

                                    BERMUDA

                             THE COMPANIES ACT 1981

                          MEMORANDUM OF ASSOCIATION OF
                           COMPANY LIMITED BY SHARES
                             (SECTION 7(1) AND (2))

                           MEMORANDUM OF ASSOCIATION
                                       OF

                           DELPHI INTERNATIONAL LTD.
                   (HEREINAFTER REFERRED TO AS "THE COMPANY")

1. The liability of the members of the Company is limited to the amount (if any) for the time being unpaid on the shares respectively held by them.

2. We, the undersigned, namely,

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
                                                    BERMUDIAN                     NUMBER OF
                                                     STATUS                         SHARES
            NAME                   ADDRESS          (YES/NO)      NATIONALITY     SUBSCRIBED
John C.R. Collis              Clarendon House          Yes          British           One
                              2 Church Street
                              Hamilton, Bermuda
Anthony D. Whaley             Clarendon House          Yes          British           One
                              2 Church Street
                              Hamilton, Bermuda
Nicolas G. Trollope           Clarendon House          Yes          British           One
                              2 Church Street
                              Hamilton, Bermuda

do hereby respectively agree to take such number of shares of the Company as may be allotted to us respectively by the provisional directors of the Company, not exceeding the number of shares for which we have respectively subscribed, and to satisfy such calls as may be made by the directors, provisional directors or promoters of the Company in respect of the shares allotted to us respectively.

3. The Company is to be an exempted Company as defined by the Companies Act
   1981.

4. The Company has power to hold land situated in Bermuda not exceeding in all, including the following parcels --

   N/A
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5. The authorised share capital of the Company is US$12,000.00 divided into shares of US$1.00 each. The minimum subscribed share capital of the Company is US$12,000.00

6. The objects for which the Company is formed and incorporated are --

   i) to act and to perform all the functions of a holding company in all its branches and to co-ordinate the policy and administration of any subsidiary company or companies wherever incorporated or carrying on business or of any group of companies of which the Company or any subsidiary company is a member or which are in any manner controlled directly or indirectly by the Company;

   ii) to act as an investment company and for that purpose to acquire and hold upon any terms and, either in the name of the Company or that of any nominee, shares, stock, debentures, debenture stock, annuities, notes, mortgages, bonds, obligations and securities, foreign exchange, foreign currency deposits and commodities, issued or guaranteed by any company wherever incorporated or carrying on business, or by any government, sovereign, ruler, commissioners, public body or authority, supreme, municipal, local or otherwise, by original subscription, tender, purchase, exchange, underwriting, participation in syndicates or in any other manner and whether or not fully paid up, and to make payments thereon as called up or in advance of calls or otherwise and to subscribe for the same, whether conditionally or absolutely, and to hold the same with a view to investment, but with the power to vary any investments and to exercise and enforce all rights and powers conferred by or incident to the ownership thereof, and to invest and deal with the moneys of the Company not immediately required upon such securities and in such manner as may be from time to time determined;

   iii) as set out in paragraphs (b) to (n) and (p) to (u) inclusive of the Second Schedule to the Companies Act 1981.

7. Powers of the Company

   (i) The Company shall, pursuant to the Section 42 of the Companies Act 1981, have the power to issue preference shares which are, at the option of the holder, liable to be redeemed.

           Signed by each subscriber in the presence of at least one witness attesting the signature thereof.

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
---------------------------------------------     ---------------------------------------------

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(Subscribers)                                     (Witnesses)

SUBSCRIBED this 26th day of August, 1997.
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                             THE COMPANIES ACT 1981

                                SECOND SCHEDULE

A company may by reference include in its memorandum any of the following objects that is to say the business of:

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
(b)  packaging of goods of all kinds;

(c)  buying, selling and dealing in goods of all kinds;
(d)  designing and manufacturing of goods of all kinds;
(e)  mining and quarrying and exploration for metals, minerals, fossil fuels and precious stones of all kinds and their preparation for sale or use;
(f)  exploring for, the drilling for, the moving, transporting and re-fining petroleum and hydro carbon products including oil and oil products;
(g)  scientific research including the improvement, discovery and development of processes, inventions, patents and designs and the construction, maintenance and operation of laboratories and research centres;
(h)  land, sea and air undertakings including the land, ship and air carriage of passengers, mails and goods of all kinds;
(i)  ships and aircraft owners, managers, operators, agents, builders and repairers;
(j)  acquiring, owning, selling, chartering, repairing or dealing in ship and aircraft;
(k)  travel agents, freight contractors and forwarding agents;
(l)  dock owners, wharfingers, warehousemen;
(m)  ship chandlers and dealing in rope, canvas oil and ship stores of all kinds;
(n)  all forms of engineering;
(p)  farmers, livestock breeders and keepers, graziers, butchers, tanners and processors of and dealers in all kinds of live and dead stock, wool, hides, tallow, grain, vegetables and other produce;
(q)  acquiring by purchase or otherwise and holding as an investment inventions, patents, trade marks, trade names, trade secrets, designs and the like;
(r)  buying, selling, hiring, letting and dealing in conveyances of any sort; and
(s)  employing, providing, hiring out and acting as agent for artists, actors, entertainers of all sorts, authors, composers, producers, engineers and experts or specialists of any kind.
(t)  to acquire by purchase or otherwise hold, sell, dispose of and deal in real property situated outside Bermuda and in personal property of all kinds wheresoever situated.
(u)  to enter into any guarantee, contract of indemnity or suretyship and to assure, support or secure with or without consideration or benefit the performance of any obligations of any person or persons and to guarantee the fidelity of individuals filling or about to fill situations of trust or confidence.
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